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          99 High Street                               Telephone 617 988 1000
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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


The Advisory Committee
The Gillette Company Savings Plan for Arrow Park Employees:

We consent to the incorporation by reference in registration statement No. 33-63707 on Form S-8 of The Gillette Company Savings Plan for Arrow Park Employees of our report dated Jun 9, 2000, relating to the statements of net assets available for plan benefits of The Gillette Company Savings Plan for Arrow Park Employees as of December 31, 1999 and 1998, and the related statements of changes in net assets available for plan benefits for the years then ended, which report appears in the December 31, 1999 annual report on Form 11-K of the Gillette Company Savings Plan for Arrow Park Employees.



                                                  /s/ KPMG LLP


Boston, Massachusetts
June 16, 2000